INDEMNIFICATION AND RELEASE AGREEMENT

This Indemnification And Release Agreement (the “Agreement”) is made and entered into by and between Rocky Mountain High Brands, Inc. (sometimes referred to as “RMHB”) and Jerry Grisaffi (sometimes referred to as “Grisaffi”) (all sometimes collectively referred to as “the Parties”) according to the following terms.

A.        Grisaffi has resigned, effective June 30, 2017 from his employment as Chairman of the Board of Directors and Secretary and Treasurer of RMHB. Such resignation was in writing and was delivered to the Board of Directors June 26, 2017. The Board has accepted the resignation.

B.       The Parties desire to memorialize the terms of the resignation by this document.

NOW, THEREFORE, in consideration of the mutual promises and covenants specified herein, including the recitals set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed by all of the Parties, the undersigned agree as follows:

RELEASES

The Parties, individually and collectively, as well as their respective predecessors and successors, agents, attorneys, employees, representatives, heirs and assigns, hereby forever fully release, discharge and acquit the other Parties, and each of them, individually and collectively, as well as their respective predecessors and successors, agents, attorneys, employees, representatives, heirs and assigns, from any and all costs, losses, liabilities, damages, injuries, expenses, claims, demands, actions, causes of action, contracts and/or agreements (specifically including the Employment Agreement of Grisaffi, as well as any back wages/salary), known or

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unknown, fixed or contingent, liquidated or unliquidated, that any one or more of the Parties has, or may in the future have, against any or all of the Parties as a result of or arising out of or pertaining to any subject matters arising from the employment and other relationships between Grisaffi and RMHB, as well as all other events at any time through the date of this Agreement; PROVIDED HOWEVER that Grisaffi does not release RMHB from any of the Promissory Notes now if effect with RMHB as maker and Grisaffi as the holder, all of such Notes being fully enforceable in accordance with their terms.

INDEMNIFICATION

RMHB agrees to indemnify, defend and hold harmless Grisaffi from and against any and all claims, causes of action, damages, claims for damages, liability, loss, cost or expense, including reasonable attorneys' fees and expenses of litigation, arising out of or in any way related to performance of his duties for RMHB.

WARRANTIES, REPRESENTATIONS AND COVENANTS

The Parties make the following covenants, warranties and representations, each of which shall survive the Closing and the transactions described herein:

1. Voluntariness. The Parties have read this Agreement, understand its contents, and have voluntarily executed this Agreement as his or her or its own free act. Each Party has been given adequate time to consider this Agreement. The terms of this Agreement are not only understandable, but they are fully understood by him or her or it.

2. No Prior Assignments. Each of the Parties owns and has not sold, assigned, granted or otherwise transferred to any other individual or entity any right, privileges or cause of action, or any part thereof, arising out of or otherwise connected with the subject matter or terms of this Agreement.

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3.       Consideration. The only consideration for signing this Agreement are the terms stated herein. No other promises or agreements of any kind have been made to or with the Parties by any person or entity whomsoever to cause him or her or it to execute this Agreement.

4.       Consultation with Attorneys. Each Party has consulted with his or her or its attorneys prior to executing this Agreement, or has had the opportunity to do so, his or her or its attorneys have explained the terms and conditions of this Agreement, they have fully answered all of his or her or its questions concerning same and have apprised him or her or it of the legal impact of this Agreement, and he or she or it fully understands this Agreement and the final and binding effect.

5. Authority. Each Party to this Agreement has the capacity, power, and authority to enter into this Agreement and to execute and deliver any and all documents required to be executed and delivered by that Party pursuant to this Agreement and agrees and acknowledges that this Agreement has been approved by all necessary corporate or other action. Each Party to this Agreement further warrants and represents to the other Parties that this Agreement and all of its terms and conditions are valid, binding, and enforceable upon such party.

MISCELLANEOUS

6. Place of Performance. This Agreement is made and performable in Dallas County, Texas.

7.       Entire Agreement. This Agreement contains the full and complete agreement of the Parties hereto.

8.       Binding Effect and Beneficiaries. This Agreement and any documents attendant to same shall inure to the benefit and shall be binding on the Parties hereto and their

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affiliates, principals, heirs, executors, legatees, administrators, trustees, ancillary trustees, personal representatives, successors and assigns.

8.       Amendments. This Agreement may not be clarified, modified, exchanged, or amended except in a writing signed by each of the Parties affected by such clarification, modification, exchange or amendment.

9.       Partial Invalidity or Unenforceability. Should it be determined for any reason that any provision of this Agreement or any documents executed in connection herewith is invalid or unenforceable, then such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement or the documents executed in connection herewith.

10.       Understanding and Authority. Each Party hereby acknowledges that he, she or it has read and fully understands, or has had explained to his, her or its satisfaction by counsel of his or its own choosing, all of the terms, conditions, and covenants of this Agreement. Each of the signatories further acknowledges that he or it is fully authorized to execute this Agreement in the capacity set forth, that he, she or it is authorized to fully bind the entity on whose behalf the individual has signed and that each executes this Agreement willingly and voluntarily.

11.       Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement. A facsimile or photocopy of this Agreement and/or the signature of a Party shall be deemed to constitute an original.

12. Law Governing and Forum Selection. The validity, construction, enforcement and effect of this Agreement shall be governed by the laws of the State of Texas

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without giving effect to the conflicts of laws provision thereof, and each of the obligations of the parties hereto are performable in Dallas County, Texas. Dallas County, Texas shall be the exclusive venue, with sole and exclusive jurisdiction, for any litigation relating to this Agreement, and all parties hereto consent to the exercise of personal jurisdiction by a state or federal court in Dallas County for such purpose.

Dated: June 26, 2017.

ROCKY MOUNTAIN HIGH BRANDS, INC.

By: _/s/______________________________________

Winton Morrison, Board Member

By: _/s/_____________________________________

Charles Smith, Board Member

By: _/s/_____________________________________

Gerarod David, Board Member

By: _/s/______________________________________

Kevin Harrington, Board Member

JERRY GRISAFFI

Jerry Grisaffi

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